UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 13, 2018
(Date of earliest event reported)

BANK 2018-BNK10
(Central Index Key Number 0001728085)

(Exact name of issuing entity)

Wells Fargo Bank, National Association
(Central Index Key Number 0000740906)

Morgan Stanley Mortgage Capital Holdings LLC
(Central Index Key Number 0001541557)

Bank of America, National Association
(Central Index Key Number 0001102113)

National Cooperative Bank, N.A.
(Central Index Key Number 0001577313)

(Exact name of sponsor as specified in its charter)

Wells Fargo Commercial Mortgage Securities, Inc.
(Central Index Key Number 0000850779)

(Exact name of registrant as specified in its charter)

North Carolina	333-206677-22	56-1643598
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

301 South College Street
Charlotte, North Carolina	28288-1066
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(704) 374-6161

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K amends the Current Report on Form 8-K, dated and filed as of February 13, 2018 (the “Original Form 8-K”), with respect to BANK 2018-BNK10. Due to a scrivener’s error, the agreement previously filed as Exhibit 4.8 to the Original Form 8-K was incorrect. The purpose of this amendment is to file the correct version of the agreement previously filed as Exhibit 4.8 to the Original Form 8-K.

Accordingly, Exhibit 4.8 of the Original Form 8-K is hereby amended and restated in its entirety by the corrected version of the agreement attached hereto as Exhibit 4.8.

No other changes have been made to the Original Form 8-K other than the change described above.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
Exhibit 4.8	Agreement Between Note Holders, dated as of November 16, 2017, between the holders of the Moffett Towers II – Building 2 Pari Passu Companion Loans and the holder of the Moffett Towers II – Building 2 Mortgage Loan, relating to the relative rights of such holders of the Moffett Towers II – Building 2 Whole Loan.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 13, 2018	WELLS FARGO COMMERCIAL MORTGAGE SECURITIES, INC. (Registrant)

	By:	/s/ Anthony J. Sfarra
Name: Anthony J. Sfarra
Title: President

INDEX TO EXHIBITS

Item 601(a) of Regulation S-K Exhibit No.	Description	Paper (P) or Electronic (E)
4.8	Agreement Between Note Holders, dated as of November 16, 2017, between the holders of the Moffett Towers II – Building 2 Pari Passu Companion Loans and the holder of the Moffett Towers II – Building 2 Mortgage Loan, relating to the relative rights of such holders of the Moffett Towers II – Building 2 Whole Loan.	(E)